EXHIBIT (3)(II)

RESTATED BYLAWS OF
TENGTU INTERNATIONAL CORP.
AS AT MARCH 1, 2000

ARTICLE 1.

INDEMNIFICATION

         Section 1.01 NAME. The name of this corporation is Tengtu International Corp. The Corporation may conduct operations under such other trade names as the Board of Directors may designate.

         Section 1.02 SEAL. The Corporation shall be authorized, but not required to use a corporate seal, which if used shall be circular in form and contain the name of the Corporation and the words "Corporate Seal." The corporate seal shall be affixed by the Secretary upon such instruments or documents as may be deemed necessary. The presence or absence of such seal on any instrument shall not, however, affect its character or validity or legal effect in any respect.

         Section 1.03 OFFICES. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware. The Corporation may also have offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

         The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors.

         Section 1.04 FISCAL YEAR. The fiscal year of the Corporation shall end on June 30, unless otherwise amended by the Board of Directors.

                                   ARTICLE 2.

                                  CAPITAL STOCK
                                  -------------

         Section 2.01 CONSIDERATION FOR SHARES. Except as otherwise permitted by law, the Capital Stock having par value may be issued for such consideration, expressed in dollars, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors. Treasury shares may be disposed of by the Corporation for such consideration expressed in dollars as may be fixed from time to time by the Board of Directors.

         Except as otherwise permitted by law, Capital Stock without par value may be issued for such consideration as may be fixed by the Board of Directors, all of which consideration shall constitute stated capital unless prior to or within sixty (60) days after issuance the Board of Directors allocates to capital surplus a portion, but not all, of such consideration.

         Section 2.02 PAYMENT OF SHARES. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services already performed for the Corporation. When payment of the consideration for which shares are to be issued shall have been received by the Corporation, such shares shall be deemed to be fully paid and nonassessable. Neither promissory notes nor future services shall constitute payment





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or part payment for shares of the Corporation. In absence of fraud in the transaction, the judgment of the Board of directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

         Section 2.03 CERTIFICATION REPRESENTING SHARES. The certificates of stock of the Corporation shall be numbered consecutively and entered in the books of the Corporation as they are issued. Each holder of the Capital Stock of the Corporation shall be entitled to a certificate exhibiting the holder's name and number of shares and signed by the President or a Vice President and the Secretary of the corporation certifying the number of shares owned by him in the Corporation. Where any such certificate is signed by a transfer agent the signature of either or both of such officers may be facsimile, engraved or printed. Each certificate shall have noted thereon any restriction on voting or transferability or any preferences or call provision.

         Section 2.04 CERTIFICATE LEGEND AND REPRESENTATION FROM SHAREHOLDERS. Unless not necessary in the opinion of counsel for the Company, each certificate representing shares of the Corporation's capital stock shall bear a legend to the following effect:

                  The sale of the shares represented by this certificate was not registered under the Securities Act of 1933. Accordingly, these shares may not be resold, transferred or hypothecated without (a) the registration of such shares under the Securities Act of 1933; or (b) an opinion of counsel for the company to the effect that such registration is not necessary.

and each person subscribing for shares shall be informed about, and shall represent to the corporation prior to or at the time he makes payment for shares that he understands the impact of the restrictions on transfer of the Corporation's capital stock resulting from the lack of registration as well as the application of any state securities or "Blue Sky" law.

                                   ARTICLE 3.

                            MEETINGS OF SHAREHOLDERS

         Section 3.01 PLACE OF MEETING. Meetings of the shareholders of the Corporation shall be held in the City of Los Angeles, State of California, or at such other place as shall be determined by the Board of Directors.

         Section 3.02 ANNUAL MEETING. The annual meeting of the shareholders shall be held within 150 days after the close of the fiscal year of the Corporation, at which annual meeting the shareholders shall elect a Board of Directors and transact such other business as may properly come before the meeting. Failure to hold the annual meeting within the designated time shall not work a forfeiture or dissolution of the Corporation. As permitted by the Certificate of Incorporation and Article 7 of these Bylaws, the shareholders may take action by consent in lieu of the annual meeting.

         Section 3.03 SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President and shall be called by the Secretary or any other officer at the request in writing of a majority of the Board of Directors or the holders of not less than one-tenth (1/10) of all shares entitled to vote at the meeting. Any written request for a meeting shall state the purpose or purposes of the proposed meeting and no action other than that specified in the notice may be considered.

         Section 3.04 NOTICE OF MEETINGS - WAIVER. Written notice stating the place, day, and hour of the meeting, and in case of a special meeting , the purpose or purposes for which the meeting is called, shall be delivered not less than ten,





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nor more than forty, days before the date of the meeting, either personally or by mail to each shareholder entitled to vote at such meeting. Waive by a shareholder in writing or by telegram of notice of a shareholders' meeting, signed by him whether before or after the time of the meeting, shall be equivalent to the giving of such notice. Attendance by a shareholder, without the objection to the notice, whether in person or by proxy at a shareholders' meeting shall constitute a waiver of notice of the meeting.

         Section 3.05 RECORD DATE. In determining the shareholders entitled to notice of and to vote at any annual or special meeting of shareholders, the stock transfer books of the Corporation shall not be closed, but in lieu thereof the Board of Directors shall fix a date no less than ten nor more than sixty days before any such meeting as a record date and only the shareholders whose names appear on the stock transfer books at the close of business on that date shall be entitled to notice of and to vote at such meeting, notwithstanding the transfer of shares thereafter.

         Section 3.06 QUORUM. One-third of the total number of outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of a number of shareholders so that less than a quorum remains. A meeting may be adjourned despite the absence of a quorum.

         Section 3.07 PROXIES AND VOTING. Unless otherwise provided by the Certificate of Incorporation, each shareholder entitled to notice of and to vote at a meeting of shareholders shall be entitled to one vote at a meeting of shareholders shall be entitled to one vote for each share of Capital Stock standing in his name on the transfer books of the Corporation on the record date fixed for such meeting. A shareholder may vote either in person or by proxy executed in writing by the shareholder. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 3.08 SHAREHOLDER LIST. The Secretary of the Corporation shall produce at each meeting of shareholders a list of the shareholders entitled to notice of and to vote at such meeting.

         Section 3.09 ORDER OF BUSINESS. Unless otherwise specified by the Chairman of the Board or the Chairman of the meeting, the order of business at the annual meeting, and as far as practicable, at all other meetings of the shareholders, shall be (1) calling of roll, (2) proof of due notice of meetings,
(3) reading and disposal of any unapproved minutes, (4) annual reports of officers and committees, (5) election of directors, (6) unfinished business, (7) new business and (8) adjournment. The Chairman of the Board shall preside at all meetings of the shareholders and in his absence the President or his designate.

                                   ARTICLE 4.

                             THE BOARD OF DIRECTORS
                             ----------------------

         Section 4.01 GENERAL POWERS. The business and affairs of the Corporation shall be managed by a Board of Directors. The directors shall in all cases act as a Board and they may adopt such rules and regulations for the conduct of their meetings and the management of the Corporation, as they may deem proper, not inconsistent with these Bylaws and the laws of this state.

         Section 4.02 [Deleted]

         Section 4.03 REMOVAL OF DIRECTORS. Directors may be removed from office at any time by a majority vote of





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the shareholders at their annual meeting, or at a special meeting called for that purpose, and may be removed for cause at any time by a majority of the Board of Directors at its annual meeting, or at a special meeting called for the purpose.

         Section 4.04 VACANCIES. Any vacancies in the Board of Directors for any reason and any newly-created directorships resulting by reason of any increase in the number of directors shall be filled by the Board of Directors, acting by a majority of the remaining directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which directors have been chosen and until their successors are elected and qualified.

         Section 4.05 PLACE OF MEETING. Meetings of the Board of Directors, annual, regular, or special, may be held either within or without the State of Delaware at such place as shall be designated by the Board of Directors and stated in the notice of the meeting.

         Section 4.06 ANNUAL AND REGULAR MEETINGS. Subject to the authority of the Board to take action by consent as permitted by the Certificate of Incorporation immediately after the annual meeting of the shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. Regular meetings shall be held at such time and place as the Board of Directors may determine. No notice of any kind to either old or new members of the Board of Directors for the annual meeting or any regular meeting shall be required.

         Section 4.07 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day immediately preceding the day for the meeting, upon the call of the majority of the Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Special meetings shall be called by the President, any Vice President or the Secretary in a like manner upon the written request of a majority of the Directors. Attendance in person at a special meeting without objection to the notice shall constitute a waiver of notice of the meeting. Notice of any meeting of the Board of directors may be waived orally if confirmed in writing or by telegram sign before or after the time of the meeting. Neither the business to be transacted at, not the purpose of, any meeting of the Board of Directors need by specified in the notice or waiver of notice of the meeting.

         Section 4.08 QUORUM AND VOTING. A majority of the Board of directors shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by these Bylaws or by the law.

         Section 4.09 TELEPHONE CONFERENCES. Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

         Section 4.10 CHAIRMAN OF THE BOARD. At its annual organization meeting, the Board of Directors shall elect by vote of a majority of the entire Board a Chairman of the Board who shall preside at all meetings of the Board.

         Section 4.11 ADVISORY BOARD. In addition to the Board of Directors, the Corporation shall have an Advisory Board consisting of a maximum of ten members. The Board of Directors, by resolution adopted by a majority of the Directors, may designate and appoint persons to act as members of the Advisory Board. Persons appointed to serve as





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members of the Advisory Board shall be either former members of the Board of
Directors, or persons who have a special expertise in the use of computer technology in education or such other persons who have an expertise in any matters as may constitute a material part of the business plan of the Corporation in effect at any time or from time to time. The members of the Advisory Board shall meet annually, or as requested from time to time by the Board of Directors, to review and evaluate the research and development projects of the Corporation and other technology intensive aspects of the Corporation's business plan as in effect at any time or from time to time and shall render a report (which may be in the form of the minutes of such meeting) to the Board of Directors concerning the action taken and matters discussed at the meeting. The members of the Advisory Board shall be compensated as determined by the Board of Directors by resolution adopted by a majority of the Directors which may include, at the discretion of the Board of Directors, participation in any stock incentive plan of the Corporation.

         Section 4.12 COMMITTEES: NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee and a Compensation Committee and other committees, composed of two or more directors, to serve at the pleasure of the Board of Directors. A majority of the Compensation Committee shall at all times consist of a majority of Directors who are neither employees of nor consultants to the Corporation.

         Section 4.13 POWERS. The Board of Directors may delegate to committees appointed under Section 4.12 of this Article any of the powers of the Board of Directors, except as prohibited by law.

         Section 4.14 MEETINGS. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members of the committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting shall be the act of such committee. The Board of Directors may designate a chairman of any committee, and such chairman or any two members of any committee may fix the time and place of its meeting unless the Board shall otherwise provide. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint another director to act in the place of such absent member. Each committee shall keep minutes of its proceedings.

         Section 4.16 TELEPHONE MEETINGS. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

         Section 4.17 INFORMAL ACTION BY COMMITTEES. Any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing to such action is signed by each member of the committee and such written consent is filed with the minutes of proceedings of such committee.

         Section 4.18 VACANCIES. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

         Section 4.19. VOTING BY PROXY. Each member of the Board of Directors may vote by proxy executed in writing by the director. No proxy shall be valid after the date of the Board of Directors meeting to which it is applicable.







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                                   ARTICLE 5.

                                  THE OFFICERS
                                  ------------

         Section 5.01 OFFICERS. The officers of the Corporation shall consist of a President and Secretary and, as deemed appropriate by the board of Directors, one or more Vice Presidents, Assistant Secretaries, Treasurers, Assistant Treasurers, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors. Any two or more offices may be held by the same person, except the offices of President and Secretary. Officers need not be Directors or shareholders of the Corporation.

         Section 5.02 VACANCIES. Vacancies occurring in any office shall be filled by the Board of Directors as any regular or special meeting.

         Section 5.03 THE PRESIDENT. The President shall be the chief executive officer and have active executive management and supervision of the operation of the Corporation. He shall perform such duties as these Bylaws provide or the Board of Directors may prescribe or his capacity as chief executive officer by custom may provide.

         Section 5.04 THE VICE PRESIDENT. The Vice President or Vice Presidents, in the order designated by the Board of Directors, shall be vested with all the executive powers and required to perform all the duties of that portion or area of responsibility of the President and shall perform such other duties as may be prescribed by the Board of Directors. Each Vice President shall report to the President or his delegate who shall be responsible for the Vice President's actions.

         Section 5.05 THE SECRETARY. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the Corporation. He shall attend to the giving of all notices, attest, when requested, to the authority of the President or other officers, as revealed by the minutes of these Bylaws, to execute legal documents binding the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe.

         Section 5.06 THE TREASURER. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition and results of operation of the Corporation. He shall be the legal custodian of all monies, notes, securities and other valuable that may from time to time come into possession of the Corporation. He shall immediately deposit all funds of the Corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, or whenever requested, a statement of the financial condition and results of the Corporation, and shall perform such other duties as these Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

         Section 5.07 OTHER OFFICERS. The duties of other officers elected by the Board of Directors shall be such as are customary to their respective offices and as shall be given them by the President.





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                                   ARTICLE 6.

                             SPECIAL CORPORATE ACTS
                             ----------------------

                   NEGOTIABLE INSTRUMENTS, DEEDS AND CONTRACTS
                   -------------------------------------------

         All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the Corporation; all deeds, mortgages, and other written contracts and agreements to which the Corporation shall be party; and all assignments or endorsements of stock certificates, shall, unless otherwise directed by the Board of Directors, be signed by the chief executive officer of this Corporation. The Board of Directors or such officer may, however, designate other officers, directors or employees of the Corporation any may authorize the use of facsimile signatures of any such persons. Any shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted in accordance with instructions approved by the Board of Directors, at any shareholders' meeting of the other corporation by the chief executive officer of the Corporation, if he is present or, in his absence, by such person as he shall, by duly executed proxy, designate to represent the Corporation at such shareholders' meeting.

                                   ARTICLE 7.

                             ACTION WITHOUT MEETING
                             ----------------------

         Any action which properly may be taken by the directors, shareholders or subscribers before there are shareholders may be taken without a meeting on written consent, setting forth the action so taken, signed by all the persons or entities entitled to vote thereon.

                                   ARTICLE 8.

                                 INDEMNIFICATION
                                 ---------------

         Section 8.01 INDEMNIFICATION AND ADVANCES OF EXPENSES. To the fullest extent permitted by the General Corporation Law of the State of Delaware ("GCL"), as the same now exists or may hereafter be amended, and, to the extent required by the GCL, only as authorized in the specific case upon the making of a determination that indemnification of the person is proper in the circumstances because he or she has met the applicable standard of conduct prescribed in Sections 145(a) and (b) of the GCL, the Corporation shall indemnify and hold harmless any person who was or is a director, consultant, officer or incorporator of the Corporation from and against any and all expenses (including counsel fees and disbursements), judgments, fines (including excise taxes assessed on a person with respect to an employee benefit plan), and amounts paid in settlement that may be imposed upon or incurred by him in connection with, or as a result of, any threatened, pending, or completed proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation), in which he is or may become involved, as a party or otherwise, by reason of the fact that he is or was such a director, consultant, officer, or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, consultant, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), whether or not he continues to be such at the time such expenses and judgments, fines and amounts paid in settlement shall have been imposed or incurred. The Corporation shall be required to indemnify such a person who is or was a director, consultant, officer, or incorporator in connection with a proceeding (or part thereof) initiated by such person, however, only if the initiation of such proceeding (or part thereof) by such person was authorized by the Board. Such right of indemnification shall insure whether or not such expenses and judgments, fines and amounts paid in





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settlement are imposed or incurred based on matters which antedate the adoption of this Article Eight. Such right of indemnification shall continue as to a person who has ceased to be a director, consultant, officer or incorporator of the Corporation, and shall inure to the benefit of the heirs and personal representatives of such a person.

         Expenses incurred by a person who is or was a director, consultant, officer, or incorporator of the Corporation in defending or investigating a threatened or pending action, suit or proceeding in which such person is or may become involved, as a party or otherwise, by reason of the fact that he is or was a director, consultant, officer, or incorporator of the Corporation or is or was serving at the request of the Corporation as a director, consultant, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be paid by the Corporation in advance of final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she was not entitled to be indemnified by the Corporation under this Article Eight or otherwise.

         The rights of indemnification and advancement of expenses provided by this Article Eight shall not be deemed exclusive of any other rights which are or may be provided now or in the future under any provision currently in effect or hereafter adopted of these Bylaws, by any agreement, by vote of stockholders, by resolution of directors, by provision of law or otherwise.

         Section 8.02 EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide to employees and agents of the Corporation who are not directors, consultants, officers or incorporators, rights to indemnification and advancement of expenses similar to those conferred in this Article Eight on directors, consultants, officers and incorporators of the Corporation.

         Section 8.03 REPEAL OR MODIFICATION. Any repeal or modification of this Article Eight shall not adversely affect any rights to indemnification and advancement of expenses of a director, consultant, officer or incorporator of the Corporation existing pursuant to this Article Eight with respect to any acts or omissions occurring prior to such repeal or modification.

         Section 8.04 OTHER INDEMNIFICATION. The Corporation's obligation, if any, to indemnify any person who is or was serving at its request as a director, consultant, officer, incorporator, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan), shall be reduced by any amount such person actually receives as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

                                   ARTICLE 9.

                                   AMENDMENTS
                                   ----------

         These Bylaws may be altered, amended or replaced and new Bylaws adopted by the affirmative vote of the holders of a majority of the outstanding stock at any regular meeting of the shareholders or special meeting called for the purpose, or by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board, provided, however, that if any shareholder or Director, as the case may be, should object to the consideration of any proposed amendment, the proposal may not be voted upon unless notice of the proposed amendment was given at least ten (10) days prior to the meeting at which such objecting shareholder or Director is entitled to vote. Any amendment, modification, repeal or addition to these Bylaws adopted by the Board of Directors may be amended or repealed by the shareholders. The Board is without authority to amend this Article 9.





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